Exhibit 10.15

KADANT INC.

FORM OF FIRST AMENDMENT TO

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Preamble. This amendment is effective as of December 9, 2008 with respect to the Performance-Based Restricted Stock Unit Award Agreements granted to the Recipient named below on the dates specified (the “Agreements”). This amendment is made by Kadant Inc. (the “Company”) pursuant to the unilateral rights reserved under Section 7 of the Agreements to amend the Agreements to comply with Section 409A of the U.S. Internal Revenue Code.

Recipient:

RSU Award Agreement dated:

RSU Award Agreement dated:

1. The last paragraph of Section 3 is hereby deleted and replaced in its entirety with the following paragraph (revised language appears in bold face):

“As soon as administratively practicable after the Vesting Date, but in any event within the period ending on the later to occur of the date that is 2  1/2 months from the end of the (i) Recipient’s tax year that includes the Vesting Date, or (ii) the Company’s fiscal year that includes the Vesting Date, the Company shall cause its transfer agent to issue and deliver the Award Shares in the name of the Recipient, subject to payment of all applicable withholding taxes pursuant to Section 6 below.”

2. Section 4(b)(ii) is hereby amended by:

•	deleting the words “deliver to” in the first sentence thereof and inserting the words “vest in” in replacement thereof;

•	deleting the word “delivered” in the second sentence thereof and inserting the word “vested” in replacement thereof; and

•	deleting the word “Delivered” in the second heading of the table and inserting the word “Vested” in replacement thereof.

3. Section 4(c) is hereby amended by:

•

deleting the words “ immediately issue” in the first sentence thereof and inserting the word “deliver as soon as administratively feasible but no later than 30 days after the Vesting Date” in replacement thereof; and

•	deleting the words “immediately issue” in the second sentence thereof and inserting the words “deliver as soon as administratively feasible but no later than 30 days after the Vesting Date;

so that said Section 4(c) shall read in its entirety as follows:

“In the event of a “Change in Control” that occurs (i) prior to the Vesting Date and before the last day of the Measurement Period and (ii) on a date on which the Recipient is employed by the Company, then 100% of the Recipient’s RSUs that have not previously been forfeited shall become immediately vested and shall no longer be subject to the Forfeiture provisions in this Section 4, and the Company shall deliver as soon as administratively feasible but no later than 30 days after the Vesting Date that number of Award Shares to the Recipient equal to the number shown on the first page of this Award Agreement, without adjustment. In the event of a “Change in Control that occurs (i) prior to the Vesting Date and on or after the last day of the Measurement Period and (ii) on a date on which the Recipient is employed by the Company, then 100% of the Recipient’s RSUs that have not previously been forfeited shall become immediately vested and shall no longer be subject to the Forfeiture provisions in this Section 4, and the Company shall deliver as soon as administratively feasible but no later than 30 days after the Vesting Date that number of Award Shares to the Recipient equal to the number of Award Shares deliverable based on the achievement of the performance measures, as adjusted and determined in Section 3. A “Change in Control” shall have the same meaning for the purposes of this Award Agreement as set forth in Section 8 of the Plan, as the same may be amended from time to time.”

4. The first sentence of Section 7 shall be amended by deleting the words “an elective” immediately prior to the words “deferral of compensation” and substituting the word “any” in replacement thereof, so that the first sentence shall read in its entirety as follows:

“Neither the Plan nor this Award Agreement is intended to provide for any deferral of compensation that would be subject to Section 409A (“Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended.”

5. The last sentence of Section 7 shall be deleted and replaced in its entirety with the following sentence (revised language appears in bold face):

“Notwithstanding the provisions of Section 12(i), the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that all awards (including, without limitation the RSUs) are either exempt from or compliant with the requirements of Section 409A.”

IN WITNESS WHEREOF, the undersigned has signed this First Amendment effective as of the 9th day of December, 2008, by order of the Board of Directors of Kadant Inc.

KADANT INC.

By:
William A. Rainville
Chairman and Chief Executive Officer